Exhibit 77(q)(1)

               EXHIBITS FOR LEXINGTON EMERGING MARKETS FUND, INC.


(a)(1) Form of Amended and Restated Articles of Incorporation - attached herewith.

(e)(1) Form of Investment Management Agreement between the Fund and ING Pilgrim Investments - attached herewith.